                                                                      EXHIBIT 12



       STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (dollars in thousands)


                                                  Years Ended December 31,
                                     ------------------------------------------------
                                       1996      1995      1994      1993      1992
                                     --------  --------  --------  --------  --------
Income before income taxes           $ 85,737  $ 71,277  $ 57,800  $ 38,062  $ 25,822

Interest expense, including interest
  on deposits                         111,431   103,838    69,162    61,793    73,324

Interest portion of rental expense      3,706     3,445     3,088     4,095     3,098
                                     --------  --------  --------  --------  --------

    Earnings                         $200,874  $178,560  $129,850  $103,950  $102,244
                                     ========  ========  ========  ========  ========

Interest expense, including interest
  on deposits                         111,431   103,838    69,162    61,793    73,324

Interest portion of rental expense      3,706     3,445     3,088     4,095     3,098
                                     --------  --------  --------  --------  --------

    Fixed Charges                    $116,137  $107,283  $ 72,250  $ 65,888  $ 76,422
                                     ========  ========  ========  ========  ========

    Consolidated Ratio of Earnings
      to Fixed Charges (including
      interest on deposits)              1.74      1.66      1.80      1.58      1.34
                                     ========  ========  ========  ========  ========


Income before income taxes           $ 85,737  $ 71,277  $ 57,600  $ 38,062  $ 25,822

Interest expense, excluding interest
  on deposits                           7,056    14,029     7,168     3,714     4,517

Interest portion of rental expense      3,706     3,445     3,088     4,095     3,098
                                     --------  --------  --------  --------  --------

    Earnings                         $ 97,399  $ 88,751  $ 67,854  $ 45,871  $ 33,437
                                     ========  ========  ========  ========  ========

Interest expense, excluding interest
  on deposits                           7,056    14,029     7,166     3,714     4,517

Interest portion of rental expense      3,706     3,445     3,088     4,096     3,098
                                     --------  --------  --------  --------  --------

    Fixed Charges                    $ 11,862  $ 17,474  $ 10,254  $  7,809  $  7,615
                                     ========  ========  ========  ========  ========

    Consolidated Ratio of Earnings
      to Fixed Charges (excluding
      interest on deposits)              8.35      6.08      6.62      5.97      4.39
                                     ========  ========  ========  ========  ========